Contact:	Ken Moyle Insightful Corporation (206) 283-8802 investor@insightful.com

INSIGHTFUL ANNOUNCES 2004 FIRST QUARTER RESULTS

Profitable quarter included acquisition of core technology

SEATTLE – May 17, 2004 — Insightful Corporation (NASDAQ: IFUL), a leading provider of software solutions for analysis of numeric and text data, today announced its financial results for the first quarter of 2004.

Insightful reported revenues of $4.3 million for its first quarter, flat with the first quarter of 2003. The company reported net income of $0.2 million, or $0.02 per share, as compared to a $0.4 million loss, or -$0.03 per share, in the prior year first quarter.

“We are pleased with our first quarter results,” said Jeff Coombs, president and CEO of Insightful. “We achieved profitability for the quarter while sustaining growth in S-PLUS® software revenue. We saw double digit growth in both desktop S-PLUS license sales to individual statisticians as well as in combined sales of our higher-end S-PLUS family products — Insightful Miner and S-PLUS Server — used to scale to large amounts of data and deploy to large numbers of users.”

During the quarter, the company purchased from Lucent Technologies Inc. the software code underlying the S language, the foundation of S-PLUS, the company’s flagship product for statistical data analysis. The deal replaced an earlier agreement with Lucent, under which Insightful had the worldwide, exclusive right to sublicense S in exchange for royalty payments.

“By acquiring the intellectual property underlying S-PLUS from Lucent, we lowered our ongoing costs and now have the freedom and flexibility to invest in the S-PLUS product family to meet the rapidly growing demand for advanced business analytics,” Coombs said.

Insightful Announces First Quarter 2004 Results	Page 1

Quarterly Highlights

  First quarter software-related revenues, including licenses and maintenance, amounted to $3.8 million, representing a 10% increase from the prior year first quarter.
  Professional service revenues for the quarter amounted to $0.5 million, a decrease of 36% from the prior year first quarter.
  The company increased its cash during the period to $7.2 million as compared to $7.1 million at the close of 2003.
  The company began shipping S-PLUS® 6.2 on UNIX and announced the release of S-PLUS Server 6.2, a software product designed for the development and deployment of analytic applications created with S-PLUS.
  Significant first quarter customers included Abramson Research, Align Technology Inc., Aventis, Cognigen Corporation, EDS, GlaxoSmithKline, J.P. Morgan Chase & Co., MetLife, Morgan Stanley, Novartis AG, Novozymes, Pfizer, Inc., PostFinance, Sanofi-Synthelabo SA.

Data Analysis:

  Total Data Analysis revenues, including professional services and S-PLUS product family license and maintenance revenues, increased 2% from the first quarter of 2003 to $4.2 million. Data Analysis software-related revenues increased 12% from the first quarter of 2003, to $3.6 million.

Text Analysis:

  Total Text Analysis (InFact®) revenues amounted to $0.2 million in the first quarter, flat with the prior year first quarter. The company also reported an additional InFact term license sale to a US Government intelligence agency.
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ABOUT INSIGHTFUL

Insightful Corporation (NASDAQ:IFUL) provides enterprises with scalable data analysis solutions that drive better decisions faster by revealing patterns, trends and relationships. The company is a leading supplier of software and services for statistical data analysis, data mining and knowledge access enabling clients to gain intelligence from numeric and text data.

Insightful products include S-PLUS®, Insightful Miner, S-PLUS® Server and InFact®. Insightful consulting services provide specialized expertise and proven processes for the design, development and deployment of customized solutions. The company has been delivering industry-leading, high-ROI solutions for 17 years to thousands of companies in financial services, pharmaceuticals, biotechnology, telecommunications, manufacturing, plus government and research institutions.

Headquartered in Seattle, Insightful has offices in New York City, North Carolina, France, Switzerland, and the United Kingdom, with distributors around the world. For more information, visit www.insightful.com, email info@insightful.com or call 1-800-569-0123.

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NOTE TO INVESTORS: FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements about the expected effects of our acquisition of “S”, statements about market demand for our S-PLUS product family and other statements about the expected growth of our business. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “predict”, “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect our actual results include, but are not limited to the risk that market demand for our S-PLUS product family does not grow as expected, the risk that we are unable to meet any growth in such demand, the risk that our business does not grow as expected; and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our annual report for on form 10-K for the year ended December 31, 2003. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Insightful undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)
UNAUDITED

	March 31, 2004	December 31, 2003

ASSETS
Current Assets:
Cash and cash equivalents	$7,216	$7,139
Accounts receivable, net	2,819	3,210
Other receivables	965	726
Inventories	139	130
Prepaid expenses	343	292

Total current assets	11,482	11,497
Property and Equipment, net	793	984
Purchased Technology, net	1,666	--
Goodwill and Other Intangibles, net	925	922
Other Assets	53	53

	$14,919	$13,456

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$129	$129
Accounts payable	1,457	914
Accrued expenses and other current liabilities	2,170	2,762
Deferred revenue	5,881	5,633

Total current liabilities	9,637	9,438
Long-term debt, less current portion	129	161
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value—
Authorized—1,000,000 shares
Issued and outstanding—none	—	—
Common stock, $0.01 par value—
Authorized—20,000,000 shares
Issued and outstanding—12,014,388 and 11,474,444 shares at March 31,	120	115
2004 and December 31, 2003, respectively
Additional paid-in capital	35,340	34,319
Deferred stock-based compensation	--	--
Accumulated deficit	(30,230)	(30,454)
Cumulative translation adjustment	(77)	(123)

Total stockholders’ equity	5,153	3,857

	$14,919	$13,456

Insightful Announces First Quarter 2004 Results	Page 4

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
UNAUDITED

	Three Months Ended

	March 31, 2004	March 31, 2003

Revenues:
Software licenses	$2,168	$1,804
Software maintenance	1,632	1,663
Professional services and other	535	842

Total revenues	4,335	4,309

Cost of Revenues:
Software related	417	476
Professional services and other	536	762

Total cost of revenues	953	1,238

Gross profit	3,382	3,071

Operating Expenses:
Sales and marketing	1,493	1,805
Research and development	1,409	1,682
Less—Funded research	(1,012)	(972)

Research and development, net	397	710
General and administrative	1,197	773
Amortization of other intangibles	22	77

Total operating expenses	3,109	3,365

Income (loss) from operations	273	(294)
Other income (expense), net	(37)	10
Income (loss) before income taxes	236	(284)
Income tax expense	11	71

Net Income (loss)	$225	$(355)

Basic net income (loss) per share	$0.02	$(0.03)

Diluted met income (loss) per Share	$0.02	$(0.03)

Weighted Average Number of Common Shares Outstanding:
- Basic	11,654	11,399

- Diluted	11,921	11,399

Insightful Announces First Quarter 2004 Results	Page 5

INSIGHTFUL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
UNAUDITED

	Three Months Ended

	March 31, 2004	March 31, 2003

Operating Activities:
Net Income (loss)	$225	$(355)
Adjustments to reconcile net loss from continuing
operations to net cash used in operating activities:
Depreciation, amortization and other non-cash charges	349	351
Reversal of stock-based compensation	--	(131)
Changes in current assets and liabilities:
Accounts and other receivables	153	94
Inventories	(8)	(59)
Prepaid expenses	(52)	(490)
Accounts payable	544	(24)
Accrued expenses, payroll and other current liabilities	(825)	(136)
Deferred revenue	251	(15)

Net cash provided by (used in) operating activities	637	(765)

Investing activities:
Purchases of property and equipment	(5)	(64)
Decrease in other assets	--	30
Capitalized patent costs	(22)	(39)
Purchased technology	(1,500)	--

Net cash used in investing activities	(1,527)	(73)

Financing activities:
Payments on long-term debt	(32)	(32)
Cash received on subscription receivable from director	--	--
Proceeds from long-term debt	--	--
Proceeds from exercise of stock options and employee stock
purchase plan	992	(4)

Net cash provided by (used in) financing activities	960	(36)

Effect of exchange rate changes on cash and cash equivalents	7	34
Net increase (decrease) in cash and cash equivalents	77	(840)

Cash and cash equivalents, beginning of period	7,139	6,819

Cash and cash equivalents, end of period	$7,216	$5,979

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$11	$5

Income taxes	$24	$16

Insightful Announces First Quarter 2004 Results	Page 6